Exhibit 2.n.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and the use of: (i) our report dated August 2, 2013 on the balance sheet as of March 31, 2013 and (ii) our report dated December 18, 2013 on the schedule of investments as of December 6, 2013, both included in Amendment No. 1 to the Registration Statement (Form N-2 No. 333-190357) and related Prospectus of American Capital Senior Floating, Ltd. dated December 19, 2013.

McLean, Virginia /s/ Ernst & Young LLP
December 19, 2013